Exhibit 99.1

Armstrong World Industries Reports

First Quarter 2017 Results

Key Highlights

•	Operating income from continuing operations of $63.0 million, up almost 200% over the prior year period
•	Global as reported sales growth of 9.7% over the prior year period with all segments contributing to growth
•	Americas volume grew high mid-single digits over a strong prior year period
•	Repurchased 1.2M shares in Q1 for approximately $50 million

LANCASTER, Pa., May 1, 2017 -- Armstrong World Industries, Inc. (NYSE:AWI), a global leader in the design and manufacture of innovative commercial and residential ceiling, wall and suspension system solutions, today reported financial results for the first quarter.

First Quarter Results from Continuing Operations

(Amounts in millions except per-share data)	Three Months Ended March 31,
	2017	2016	Change
Net sales	$315.4	$287.4	9.7%
Operating income	63.0	21.6	Favorable
Earnings (loss) from continuing operations	30.8	(7.1)	Favorable
Diluted earnings (loss) per share	$0.56	$(0.13)	Favorable

Excluding the unfavorable impact from foreign exchange of $2 million, consolidated net sales increased 10.4% compared to the prior year period, driven by higher volumes in the Americas and Europe (including Russia), Middle East and Africa (“EMEA”). Average sales dollars per unit sold, or average unit value (“AUV”) achievement improved, driven by positive like for like pricing and positive mix in the Americas.

As reported operating income improved over the prior year period, driven by lower separation costs, a decrease in the U.S. pension plan expense due to a longer amortization period as a result of the separation from Armstrong Flooring, Inc. (“AFI”), the margin impact of higher volume and AUV improvement. This improvement was partially offset by higher SG&A expenses and higher manufacturing and input costs. Earnings from continuing operations also benefited from lower interest expense compared to the prior year period.

“We remain focused on changing the growth trajectory of our business over the long term through our product innovation, best-in-class service and new platforms in the Architectural Specialties category,” said Vic Grizzle, CEO. “Our double digit sales growth this quarter reflects the initial success of those strategic initiatives, as well as improved market activity.”

Additional (non-GAAP*) Financial Metrics from Continuing Operations

(Amounts in millions except per-share data)	Three Months Ended March 31,
	2017	2016	Change
Constant currency sales	$317	$287	10.4%
Adjusted operating income	$57	$52	8.7%
Adjusted net income	$30	$28	6.3%
Adjusted diluted earnings per share	$0.55	$0.50	8.4%
Free cash flow	$5	$(7)	Favorable

(Amounts in millions)	Three Months Ended March 31,
	2017	2016	Change
Adjusted EBITDA
Americas	$74	$73	2.5%
EMEA	1	(1)	Favorable
Pacific Rim	0	1	(77.5)%
Unallocated Corporate	-	(2)	100.0%
Consolidated Adjusted EBITDA	$75	$71	6.7%

*

The Company uses the above non-GAAP adjusted measures, as well as other non-GAAP measures mentioned below, in managing the business and believes the adjustments provide meaningful comparisons of operating performance between periods. Adjusted operating income, adjusted EBITDA, adjusted net income, and adjusted EPS exclude the impact of foreign exchange, restructuring charges and related costs, impairments, the non-cash impact of the U.S. pension plan, AFI separation costs and certain other gains and losses. Free cash flow is defined as cash from operations and dividends received from the WAVE joint venture, less expenditures for property and equipment, and is adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures. The Company believes free cash flow is useful because it provides insight into the amount of cash that the Company has available for discretionary uses, after expenditures for capital commitments and adjustments for acquisitions and divestitures. Adjusted figures are reported in comparable dollars using the budgeted exchange rate for 2017, and are reconciled to the most comparable GAAP measures in tables at the end of this release.

Adjusted operating income improved by 9% and adjusted EBITDA improved 7% in the first quarter, when compared to the prior year period. Higher volumes globally and improvements in AUV partially offset higher SG&A expenses and higher manufacturing and input costs. Adjusted earnings per share reflects a 39% adjusted tax rate in both the current and prior year periods. Free cash flow improved driven primarily by higher cash earnings.

First Quarter Segment Highlights

Effective April 1, 2016, the former Building Products operating segment was disaggregated into the following three distinct geographical segments: Americas (including Canada), EMEA and Pacific Rim. The Unallocated Corporate segment historically included assets, liabilities, income and expenses that had not been allocated to the geographical segments, including AFI separation costs.

Americas
(Amounts in millions)	Three Months Ended March 31,
	2017	2016	Change
Total segment net sales (as reported)	$219.8	$200.1	9.8%
Operating income (as reported)	$67.2	$56.1	19.8%
Constant currency sales	$220	$201	9.4%
Adjusted EBITDA	$74	$73	2.5%

Excluding the favorable impact of foreign exchange of approximately $1 million, net sales in the Americas increased 9.4%, driven by high mid-single digit volume growth along with positive mix and positive like for like pricing which drove AUV expansion. The volume growth was over a strong base period and driven by continued strength in the U.S. Commercial channel and Big Box channel inventory builds. On an as reported basis, gross margins and operating income both increased driven by a decrease in the U.S. pension plan expense as a result of the separation from AFI, the margin impact of higher volumes and AUV improvement. The improvement in as reported operating income was partially offset by higher SG&A expenses and higher manufacturing and input costs. Adjusted EBITDA margins contracted due to the timing of certain expenses in manufacturing and SG&A.

EMEA
(Amounts in millions)	Three Months Ended March 31,
	2017	2016	Change
Total segment net sales (as reported)	$66.6	$59.6	11.7%
Operating (loss) (as reported)	$(3.1)	$(4.0)	22.5%
Constant currency sales	$69	$59	16.2%
Adjusted EBITDA	$1	$(1)	Favorable

Excluding the unfavorable impact of foreign exchange of approximately $3 million, net sales in EMEA for the first quarter increased 16.2%, driven by broad based volume growth, particularly in Russia and the UK, and AUV improvement. On an as reported basis, operating loss decreased driven by the margin impact of higher volume and AUV improvement which partially offset higher manufacturing and input costs and higher SG&A expenses.

Pacific Rim
(Amounts in millions)	Three Months Ended March 31,
	2017	2016	Change
Total segment net sales (as reported)	$29.0	$27.7	4.7%
Operating (loss) (as reported)	$(1.1)	$(1.3)	15.4%
Constant currency sales	$28	$27	4.8%
Adjusted EBITDA	$0	$1	(77.5)%

Net sales in the Pacific Rim for the first quarter increased 4.8%, excluding the impact of foreign exchange, driven by volume gains. On an as reported basis, operating loss decreased due to mix and foreign exchange movements offset by supply side sourcing changes.

Unallocated Corporate

As a result of the AFI separation on April 1, 2016, the majority of corporate support functions were incorporated into the Americas segment, resulting in the discontinuation of the unallocated corporate reportable segment from a P&L perspective in 2017.

On an as reported basis, unallocated corporate had zero expenses in the first quarter, representing a decrease of $29.2 million from the prior year period.

Market Outlook and 2017 Guidance (1)

“We are pleased by our strong start to the year, with robust sales growth and gross margin expansion demonstrating that our growth initiatives are gaining traction,” said Brian MacNeal, CFO. “While the timing of certain manufacturing and SG&A expenses resulted in temporary adjusted EBITDA margin contraction in the quarter, we are reaffirming our full year guidance of 5%-7% revenue growth and 10%-14% adjusted EBITDA growth versus the prior year.”

(1)	Guidance metrics are presented using 2017 budgeted foreign exchange rates. Adjusted EPS guidance for 2017 is calculated based on an adjusted effective tax rate of 39%.

Earnings Webcast

Management will host a live Internet broadcast beginning at 11:00 a.m. Eastern time today, to discuss first quarter results. This event will be broadcast live on the Company's website. To access the call and accompanying slide presentation, go to www.armstrongceilings.com and click Investors. The replay of this event will also be available on the Company's website for up to one year after the date of the call.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to future financial results, market conditions and guidance, and in our other public documents and comments, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” section of our report on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

About Armstrong and Additional Information

More details on the Company’s performance can be found in its quarterly report on Form 10-Q for the quarter ended March 31, 2017 that the Company expects to file with the SEC today.

Armstrong World Industries, Inc. (AWI) is a global leader in the design and manufacture of innovative commercial and residential ceiling, wall and suspension system solutions. With over 3,800 employees and fiscal 2016 revenues from ceiling operations in excess of $1.2 billion, AWI has a global manufacturing network of 26 facilities, including 9 plants dedicated to its WAVE joint venture. On April 1, 2016, AWI completed the separation of its legacy flooring business that now operates as Armstrong Flooring, Inc., an independent, publicly-traded company. For more information, visit www.armstrongceilings.com.

Additional forward looking non-GAAP metrics are available on the Company’s website at www.armstrongceilings.com under the Investors tab. The website is not part of this release and references to our website address in this release are intended to be inactive textual references only.

As Reported Financial Highlights

FINANCIAL HIGHLIGHTS

Armstrong World Industries, Inc. and Subsidiaries

(amounts in millions, except for per-share amounts, quarterly data is unaudited)

	Three Months Ended March 31,
	2017	2016
Net sales	$315.4	$287.4
Cost of goods sold	216.1	203.1
Selling, general and administrative expenses	54.6	53.7
Separation costs	-	27.1
Equity earnings from joint venture	(18.3)	(18.1)
Operating income	63.0	21.6
Interest expense	9.2	21.9
Other non-operating expense	1.8	-
Other non-operating (income)	(3.4)	(5.2)
Earnings from continuing operations before income taxes	55.4	4.9
Income tax expense	24.6	12.0
Earnings (loss) from continuing operations	$30.8	$(7.1)
Net (loss) from discontinued operations, net of tax expense of $ -, and $ 0.1	-	(4.5)
(Loss) gain from disposal of discontinued business, net of tax expense (benefit) of $0.3 and ($1.8)	(0.4)	1.7
Net (loss) from discontinued operations	(0.4)	(2.8)
Net earnings (loss)	$30.4	$(9.9)
Other comprehensive income, net of tax:
Foreign currency translation adjustments	11.1	1.4
Derivative gain	0.1	1.6
Pension and postretirement adjustments	2.5	7.8
Total other comprehensive income	13.7	10.8
Total comprehensive income	$44.1	$0.9
Earnings (loss) per share of common stock, continuing operations:
Basic	$0.57	$(0.13)
Diluted	$0.56	$(0.13)
(Loss) per share of common stock, discontinued operations:
Basic	$(0.01)	$(0.05)
Diluted	$(0.01)	$(0.05)
Net earnings (loss) per share of common stock:
Basic	$0.56	$(0.18)
Diluted	$0.56	$(0.18)
Average number of common shares outstanding:
Basic	54.1	55.6
Diluted	54.5	55.6

SEGMENT RESULTS

Armstrong World Industries, Inc. and Subsidiaries

(amounts in millions)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net Sales
Americas	$219.8	$200.1
EMEA	66.6	59.6
Pacific Rim	29.0	27.7
Total net sales	$315.4	$287.4
Operating Income (Loss)
Americas	$67.2	$56.1
EMEA	(3.1)	(4.0)
Pacific Rim	(1.1)	(1.3)
Unallocated Corporate (expense)	-	(29.2)
Total Operating Income	$63.0	$21.6

Selected Balance Sheet Information

(amounts in millions)

(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets	$353.5	$406.2
Property, plant and equipment, net	689.2	669.6
Other noncurrent assets	715.1	682.2
Total assets	$1,757.8	$1,758.0
Liabilities and shareholders’ equity
Current liabilities	$221.1	$224.1
Noncurrent liabilities	1,265.5	1,267.5
Equity	271.2	266.4
Total liabilities and shareholders’ equity	$1,757.8	$1,758.0

Selected Cash Flow Information

(amounts in millions)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net earnings (loss)	$30.4	$(9.9)
Other adjustments to reconcile net earnings (loss) to net cash provided by (used for) operating activities	24.0	53.4
Changes in operating assets and liabilities, net	$(43.8)	$(108.5)
Net cash provided by (used for) operating activities	10.6	(65.0)
Net cash (used for) investing activities	(37.5)	(10.3)
Net cash (used for) financing activities	(36.1)	(20.1)
Effect of exchange rate changes on cash and cash equivalents	2.1	0.4
Net (decrease) in cash and cash equivalents	(60.9)	(95.0)
Cash and cash equivalents at beginning of period	141.9	244.8
Cash and cash equivalents at end of period	$81.0	$149.8
Cash and cash equivalents at end of period of discontinued operations	-	9.1
Cash and cash equivalents at end of period of continuing operations	$81.0	$140.7

Supplemental Reconciliations of GAAP to non-GAAP Results (unaudited)

(Amounts in millions, except per share data)

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of performance adjusted to exclude the impact of foreign exchange, restructuring charges and related costs, impairments, the non-cash impact of the U.S. pension plan, separation costs and certain other gains and losses. Free cash flow is defined as cash from operations and dividends received from the WAVE joint venture, less expenditures for property and equipment, and is adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures. The Company believes free cash flow is useful because it provides insight into the amount of cash that the Company has available for discretionary uses, after expenditures for capital commitments and adjustments for acquisitions and divestitures. Adjusted figures are reported in comparable dollars using the budgeted exchange rate for 2017. The Company uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance, as well as prospects for its future performance. A reconciliation of these adjustments to the most directly comparable GAAP measures is included in this release and on the Company’s website. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS

	Three Months Ended March 31,
	2017	2016
Earnings (Loss) from continuing operations, Reported	$31	$(7)
Tax expense	(24)	(12)
Earnings before tax, Reported	$55	$5
Interest/other expense**	(8)	(17)
Operating Income, Reported	$63	$22
Non-cash impact of U.S. pension	(6)	3
Separation expenses	-	27
Cost reduction initiatives	(1)	-
Foreign exchange impact	1	-
Operating Income, Adjusted	$57	$52
D&A*	(18)	(19)
Adjusted EBITDA***	$75	$71

*

Excludes accelerated depreciation associated with cost reduction initiatives reflected below. Actual D&A as reported is $18.9 million for the three months ended March 31, 2017 and $18.8 million for the three months ended March 31, 2016

**

Reported results include $10.7 million of interest expense recorded in the first quarter of 2016 related to the settlement of interest rate swaps incurred in connection with the Company’s refinancing of its credit facility

***	Includes $2 million of unallocated Corporate expense in the first quarter of 2016 related to the separation of AFI

Americas

	Three Months Ended March 31,
	2017	2016
Operating Income, Reported	$67	$56
Non-cash impact of U.S. pension	(6)	3
Operating Income, Adjusted	$61	$59
D&A	(13)	(14)
Adjusted EBITDA	$74	$73

EMEA

	Three Months Ended March 31,
	2017	2016
Operating (Loss), Reported	$(3)	$(4)
Operating (Loss), Adjusted	$(3)	$(4)
D&A	(4)	(3)
Adjusted EBITDA	$1	$(1)

Pacific Rim

	Three Months Ended March 31,
	2017	2016
Operating (Loss), Reported	$(1)	$(1)
Cost reduction initiatives	(1)	-
Foreign exchange impact	1	-
Operating (Loss), Adjusted	$(1)	$(1)
D&A	(1)	(2)
Adjusted EBITDA	$0	$1

Unallocated Corporate

	Three Months Ended March 31,
	2017	2016
Operating (Loss), Reported	$-	$(29)
Separation expenses	-	27
Operating (Loss), Adjusted	$-	$(2)
D&A	-	-
Adjusted EBITDA	$-	$(2)

Free Cash Flow

	Three Months Ended March 31,
	2017	2016
Net cash provided by (used for) operations	$11	$(65)
Less: net cash (used for) investing	(38)	(10)
Add back (subtract) adjustments to reconcile free cash flow:
Acquisitions	31	-
Separation payments	-	15
Cash flows attributable to AFI	-	53
Other	1	-
Free Cash Flow	$5	$(7)

Consolidated Results From Continuing Operations

	Three Months Ended March 31,
	2017		2016
	Total	Per Diluted Share	Total	Per Diluted Share
Earnings (Loss) from continuing operations, Reported	$31	$0.56	$(7)	$(0.13)
Pre-tax adjustment items*	-		(38)
Non-cash impact of U.S. Pension	6		(3)
Reversal of adjusted tax expense @ 39% for 2017 and 2016	19		18
Ordinary tax	(21)		(1)
Unbenefitted foreign losses	(3)		(4)
Separation costs	-		(9)
Foreign tax credits	1		-
State Audit Adjustment	-		2
Tax adjustment items	(1)		-
Earnings from continuing operations, Adjusted	$30	$0.55	$28	$0.50
Adjusted tax (expense) @ 39% for 2017 and 2016	(19)		(18)
Earnings Before Taxes, Adjusted	$49		$46
Interest and other non-operating (expense)*	(8)		(7)
Operating Income, Adjusted	$57		$52
D&A	(18)		(19)
Adjusted EBITDA**	$75		$71

*

Adjusted results exclude $10.7 million of interest expense recorded in the first quarter of 2016 related to the settlement of interest rate swaps incurred in connection with the Company’s refinancing of its credit facility

**	Includes $2 million of unallocated Corporate expense in the first quarter of 2016 related to the separation of AFI

Source: Armstrong World Industries